IMPORTANT PROXY NOTIFICATION FOR RYDEX MULTI-CAP CORE EQUITY FUND SHAREHOLDERS

Shareholders of Rydex Multi-Cap Core Equity Fund as of the September 11, 2008 record date should have received important proxy information from Rydex Investments. The proxy statement relates to changes in the management and fee structure of the fund, which require a shareholder vote. The proxy statement also explains the Board of Trustees approval of a new principal investment strategy that will change the investment focus of the fund. To vote, shareholders can use one of several convenient options described in their proxy statement.

Your clients' proxy vote is extremely important. If you are authorized to vote the proxy on behalf of your clients, please do so by contacting your Rydex Investments representative at 800.258.4332.

For more information, contact our proxy agent, Broadridge Financial Solutions, Inc., at 866.615.7265.

FOR FINANCIAL PROFESSIONAL USE ONLY. DO NOT DISTRIBUTE TO THE PUBLIC.



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IMPORTANT PROXY NOTIFICATION FOR RYDEX MULTI-CAP CORE EQUITY FUND SHAREHOLDERS

Shareholders of Rydex Multi-Cap Core Equity Fund as of the September 11, 2008 record date should have received important proxy information from Rydex Investments. The proxy statement relates to changes in the management and fee structure of the fund, which require a shareholder vote. The proxy statement also explains the Board of Trustees approval of a new principal investment strategy that will change the investment focus of the fund. To vote, you can use one of several convenient options described in your proxy statement.

Your proxy vote is extremely important. We encourage all shareholders to vote as soon as you receive your proxy card.

For more information, contact our proxy agent, Broadridge Financial Solutions, Inc., at 866.615.7265.



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RYDEX  INVESTMENTS  recently  contacted  you  regarding  a  Special  Meeting  of
Shareholders scheduled for November 7, 2008. The Fund's records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the Meeting. By voting now you will help the Fund save on the cost of additional mailings and calls to shareholders.

                                 1-866-615-7265


YOUR VOTE IS URGENTLY                   RYDEX INVESTMENTS has made it very easy
----------------------                  for you to vote. CHOOSE ONE OF THE
     NEEDED!                            FOLLOWING METHODS:
     -------
Please vote now to be                   o    SPEAK to a live Proxy Specialist by
  sure your vote is                          calling the number above. We can
received in time for the                     answer any of your questions and
                                             record your vote. (open: M-F
NOVEMBER 7, 2008 SPECIAL                     9:30am - 9pm, Sat 10am - 6pm ET)
------------------------
MEETING OF SHAREHOLDERS.                o    LOG ON to the website noted on your
------------------------                     proxy card and enter your control
                                             number printed on the card, and
                                             vote by ollowing the on-screen
                                             prompts.

                                        o    CALL the phone number on the proxy
                                             card and enter the control number
                                             printed on the card and follow the
                                             touchtone prompts.

                                        o    MAIL in your signed proxy card in
                                             the envelope provided.


                        VOTING TAKES ONLY A FEW MINUTES.
                        --------------------------------
                               PLEASE VOTE TODAY.
                               ------------------